Exhibit 99.1

PGT INNOVATIONS ANNOUNCES PROPOSED OFFERING OF ITS COMMON STOCK

NORTH VENICE, Fla. – September 11, 2018 – PGT Innovations (NYSE: PGTI), a national leader in the premium window and door category, today announced it has commenced an underwritten public offering, subject to market and other conditions, of 7,000,000 shares of its common stock pursuant to an effective shelf registration statement. In addition, PGTI expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 1,050,000 shares of common stock.

PGTI expects to apply the net proceeds from this offering, to repay indebtedness under PGTI’s existing credit facility and expects to apply any net proceeds from the underwriters’ exercise of the option to purchase additional shares to general corporate purposes.

SunTrust Robinson Humphrey, J.P. Morgan, KeyBanc Capital Markets, Jefferies, Wells Fargo Securities and Deutsche Bank Securities are serving as Joint Bookrunning Managers and Dougherty & Company is serving as Co-Manager for the offering. SunTrust Robinson Humphrey and J.P. Morgan are also serving as representatives of the underwriters for the offering.

A shelf registration statement relating to the securities being offered has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The offering is being made only by means of a preliminary prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering of securities may also be obtained from SunTrust Robinson Humphrey, Inc., Attn: Prospectus Department, 3333 Peachtree Road, NE 9th Floor, Atlanta, GA 30326, by telephone at (404) 926-5744 or by email at strh.prospectus@suntrust.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, including with respect to our ability to consummate this offering. These “forward-looking statements” involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology.

These risks and uncertainties include factors such as:

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our ability to successfully integrate the Western Window Systems operations into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the acquisition of Western Window Systems;

•

the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the acquisition of Western Window Systems may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	disruption from the acquisition of Western Window Systems making it more difficult to maintain relationships with customers or suppliers of Western Window Systems;

•	our level of indebtedness, which increased in connection with the acquisition of Western Window Systems;

•

adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated and are expected to continue to be generated, and in the western United States, where the substantial portion sales of the Western Window Systems operations are generated, and in the U.S. generally;

•

macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the products of Western Window Systems’ operations are sold, and in the U.S. generally;

•	raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	sales fluctuations to and changes in our relationships with key customers;

•

in addition to the acquisition of Western Window Systems, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;

•	increases in transportation costs, including due to increases in fuel prices;

•	our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	product liability and warranty claims brought against us;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	our dependence on our limited number of geographically concentrated manufacturing facilities;

•

risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

PGT Innovations Contacts:

Investor Relations:

Brad West, 941-480-1600

Senior Vice President and CFO

BWest@PGTInnovations.com

Media Relations:

Danielle Mikesell, 941-480-1600

Senior Vice President, Marketing & Innovation

DMikesell@PGTInnovations.com

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